Exhibit 10.60

Fujian Province Fuzhou City Ma Wei District

e-government construction project

Consultant Agreement

Signed on 18th December 2006 at Fuzhou, Ma Wei District

Party A: Expert Network (Shenzhen) Company Limited

Address: 31/F Development Centre, Renminnan Road, Shenzhen, PRC

Party B: Fuzhou C.H Network Science & Technology Ltd.

Address: 6803, Hui Fu Garden, 99 Zhuangyuan Street, Tai Jiang District, Fu Zhou

In order to develop Party A’s e-government project in various areas of Fujian Province of China, Party A hereby appoints Party B as the consultant in the Fuzhou City Ma Wei District e-government construction project (hereinafter referred as the “Project”). Both Party A and Party B reached the following agreement based on the principles of equality and mutual benefit after friendly negotiation:

1.

Party A agrees to appoint Party B as the project consultant for Party A and party B agrees to accept such appointment to assist Party A in providing a series of services to promote Party A’s e-government construction project in the Ma Wei District of Fuzhou City.

2.

Party A agrees to pay Party B the consultant fee, once and for all, details of such consultant fee are as follow:

1.1

The contract sum of the Fuzhou Ma Wei District e-government construction Project is RMB One Hundred Ninety Six Million One Hundred and Sixty Thousand Only（￥196,160,000.00, including the purchase price of the Hardware Platform purchased on behalf of the Project owner in the amount of RMB Seventeen Million and Six Hundred Thousand Only（￥17,600,000.00.  The net contract sum total is RMB One Hundred Seventy Eight Million Five Hundred and Sixty Thousand Only（￥178,560,000.00.

2.2

Party A shall pay Party B a consultant fee equals to 4 % of the net contract sum of the Project, i.e. RMB Seven Million One Hundred Forty Two Thousand and Four Hundred Only (￥7,142,400.00).

3.3

Party A shall make the full payment of the consultant fee to Party B’s designated bank account within 20 business days after the Main Contract of the Project has been signed by and between Party A and the owner of the Project.

3.

Rights and obligations of Party A and Party B

3.1

Rights and obligations of Party A

3.1.1

Party B shall regularly provide Party A with all the true and updated information regarding the Project and the owner of the Project.

3.1.2

Party A shall have the right of priority to access the updated information regarding the Project and owner of the Project that is collected by Party B. Party A shall also has the right to request Party B to arrange conference with the owner of the Project and work with its best effort for the success in the cooperation of the Project.

3.1.3

Party A shall have the right to request Party B to provide professional advising, decision making assisting and guidance services in relation to Party A’s negotiation and implementation of the Project.

3.1.4

Party A shall comply with the relevant regulations and laws of China when signing the Main Contract of the Project with the owner of the Project.

3.2

Rights and obligations of Party B

3.2.1

Party B shall prepare the relative marketing works for Party A at the early stage of the Project.

3.2.2

Party B shall provide professional advising, decision making assisting and guidance services to Party A in the event that any problems occurs in the process of negotiation between Party A and the owner of the Project, and shall work with Party B’s best effort for the success of negotiation of the Project.

3.2.3

Party B shall not claim against Party A for any fees in the event that no Main contract is signed for the Project.

4.

Default Liability

4.1

Party B shall undertake all the legal liabilities and indemnify Party A in the event that Party B disclose any confidential documents, information and other confidential matters to any third party without the permission of Party A.

4.2

Party A shall undertake all the legal liabilities and indemnify Party B for any loss that may incur in the event that Party A breaches any relative laws and regulations of China during the process of negotiation of the Project.

5.

Termination of contract

5.1

This agreement shall be terminated upon the Main Contract of the Project have been signed and the consultant fee has been paid to Party B.

5.2

This agreement shall be terminated if Party A fails to sign the Main Contract of the Project.

5.3

In the event that either Party is seriously in breach of this agreement during the process of cooperation between both Parties, the other Party shall be entitled to terminate this agreement.

5.4

This agreement can be terminated upon the mutual agreement of both Parties.

6.

Resolution of Disputes

In the event that any disputes arise in the course of execution of this agreement, both Parties shall resolve such disputes by negotiation.  In the event that negotiation fails, the Parties shall resolve such disputes by referring the matter to the Shenzhen Arbitration Committee for Arbitration.

7.

In the event that any situation not contemplated in this agreement occurs, both Parties may sign supplementary agreement on terms mutually agreed after negotiation between the Parties.

8.

This agreement shall be signed in counterparts, with both Party A and Party B keeps one copy respectively.  This agreement becomes effective upon signing and sealed by both Parties.

Party A: Expert Network (Shenzhen) Company Limited

Representative:

Song Feng

(signed and sealed with the seal of Expert Network (Shenzhen) Company Limited)

Party B: Fuzhou C.H Network Science & Technology Ltd.

Representative:

Li Zheng Ping

(signed and sealed with the seal of Fuzhou C.H Network Science & Technology Ltd.)

Signing Date: December 18, 2006